UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 24, 2007

(Date of earliest event reported)

TEAM FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

KANSAS	000-26335	48-1017164
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 West Peoria, Suite 200, Paola, Kansas, 66071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code:  (913) 294-9667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, and Item 1.02 Termination of Material Definitive Agreement.

1.02 (a) (1),(2),(3), and (4)  On May 24, 2007, Team Financial, Inc. (the “Company”) terminated the employment agreement (the “employment agreement”) with Michael L. Gibson, President of Corporate Development, in connection with his early retirement on June 30, 2007. The employment agreement was effective January 1, 2006 for a term of three years ending on December 31, 2008.

The employment agreement stipulated an annual base salary of $172,988, effective January 1, 2006 and allowed for annual bonuses up to 50% of Mr. Gibson’s annual base salary.  The Company did not incur any early termination penalties associated with terminating the contract.

Pursuant to the existing salary continuation agreement between Mr. Gibson and the Company, entered into on July 1, 2001, Mr. Gibson will be paid a lump sum of $352,779 six months after his termination date.  Pursuant to the deferred compensation agreement entered into between the Company and Mr. Gibson on February 1, 2002, Mr. Gibson will also be paid a lump sum of $149,904 six months following his termination date, the majority of which consists of salary deferred by Mr. Gibson through prior payroll deductions.  Both sums have been previously accrued for, and the Company does not anticipate any additional accruals.  Interest will be accrued on both amounts at 4.75% annually until paid.

1.01 (a) (1) and (2) On May 24, 2007, the Company and Mr. Gibson entered into a retirement and release agreement whereby the Company has agreed to provide Mr. Gibson and his spouse medical insurance through December 31, 2010, an individual life insurance policy, title to the Company-owned automobile currently assigned to Mr. Gibson, and the cell phone and laptop computer that Mr. Gibson is currently furnished.  The Company will also pay for event registration fees and lodging to the 2007 Kansas Banker’s Association Convention and Mr. Gibson’s country club dues through December 31, 2008.  In the retirement and release agreement, Mr. Gibson has agreed to a general release of the Company from any and all actions, claims, demands, or suits, except as provided for in the Articles of Incorporation and By-Laws of the Company.

In connection with Mr. Gibson’s early retirement and the above-mentioned retirement and release agreement, on May 24, 2007 the Company entered into a non-compete, non-solicitation and restrictive covenant agreement (“non-compete agreement”) with Mr. Gibson.  In accordance with the non-compete agreement, the Company will pay Mr. Gibson a lump sum of $407,316 on June 30, 2007 as consideration for the non-solicitation of employees or customers and non-competition agreement covering Miami County, Kansas for a period of three and one-half years, ending on December 31, 2010.  The Company will amortize the amount of the non-compete agreement over the three and one-half year life of the non-compete agreement.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM FINANCIAL, INC.

Date: May 25, 2007	By:	/s/ Richard J. Tremblay
Richard J. Tremblay
Chief Financial Officer